Redfin Reports Second Quarter 2021 Financial Results

SEATTLE - August 5, 2021 - Redfin Corporation (NASDAQ: RDFN) today announced financial results for the second quarter ended June 30, 2021. All financial measures, unless otherwise noted, are presented on a GAAP basis and include stock-based compensation, and depreciation and amortization.

Revenue increased 121% year-over-year to $471 million during the second quarter. Gross profit was $126 million, a increase of 174% from $46 million in the second quarter of 2020. Real estate services gross profit was $88 million, an increase of 90% from $46 million in the second quarter of 2020. Real estate services gross margin was 35%, compared to 34% in the second quarter of 2020. Operating expenses were $156 million, an increase of 210% from $50 million in the second quarter of 2020. Operating expenses were 33% of revenue, up from 24% in the second quarter of 2020.

Net loss was $27.9 million, compared to net loss of $6.6 million in the second quarter of 2020. The dividend on our convertible preferred stock was $1.9 million in the second quarter. Net loss attributable to common stock was $29.8 million. Stock-based compensation was $13.7 million, up from $7.2 million in the second quarter of 2020. Depreciation and amortization was $13.8 million, up from $3.6 million in the second quarter of 2020. Interest income was $0.1 million and interest expense was $2.8 million, compared to $0.4 million and $2.7 million, respectively, in the second quarter of 2020.

Net loss per share attributable to common stock, diluted, was $0.29, compared to net loss per share attributable to common stock, diluted, of $0.08 in the second quarter of 2020.

“Even in a rapidly expanding market, Redfin gained more market-share in the second quarter than at any point since our 2017 initial public offering,” said Redfin CEO Glenn Kelman. “And we took share where it mattered most: in markets where we offer Redfin Premier services, Redfin listings above a million dollars grew three times faster than listings below a million dollars. Despite increased pricing discipline and record gross margins, RedfinNow bought 40% more homes in the second quarter than we did in all of 2020; our properties revenue grew 139%. And even though this was our first quarter owning RentPath, we already hired a world-class RentPath CEO.”

Second Quarter Highlights
•Reached market share of 1.18% of U.S. existing home sales by value in the second quarter of 2021, an increase of 24 basis points from the second quarter of 2020.
•Saved homebuyers and sellers over $82 million in the second quarter. This includes the savings Redfin offers buyers through the Redfin Refund and sellers through Redfin’s lower listing fee when compared to a 2.5% listing commission typically charged by traditional agents.
•Redfin’s mobile application and website reached 48.4 million average monthly visitors in the second quarter, an increase of 14% compared to the second quarter of 2020.
•Continued RedfinNow expansion by launching in Tucson, Boston and Portland, Oregon.
•Closed the acquisition of RentPath on April 2; announced the appointment of Jon Ziglar as RentPath's Chief Executive Officer, effective August 16.
•Improved software for customers, agents, partners, home services and mortgage teams, including:
◦New data architecture in the cloud that will let Redfin’s software engineers move faster;

◦New Loan Queue software for Redfin mortgage processors to improve workflow by providing a clear list of tasks, deadlines and documents in one place; and
◦Expanding Fast Offers software to Redfin agents in Seattle, making it easy to create offer paperwork on the go with a few clicks.

(1) We calculate the aggregate value of U.S. home sales by multiplying the total number of U.S. existing home sales by the mean sale price of these homes, each as reported by the National Association of REALTORS® ("NAR"). NAR data for the most recent period is preliminary and may subsequently be updated by NAR. We calculate our market share by aggregating the home value of brokerage and partner real estate services transactions. Then, in order to account for both the sell- and buy-side components of each transaction, we divide that value by two-times the estimated aggregate value of U.S. home sales.

Business Outlook
The following forward-looking statements reflect Redfin's expectations as of August 5, 2021, and are subject to substantial uncertainty.

For the third quarter of 2021 we expect:
•Total revenue between $530 million and $541 million, representing a year-over-year increase between 124% and 128% compared to the third quarter of 2020. Included within total revenue are properties segment revenue between $231 million and $236 million, and RentPath revenue between $40 million and $41 million.
•Total net loss between $24 million and $20 million, compared to total net income of $34 million in the third quarter of 2020. RentPath’s contribution to the net loss is expected to be approximately $17 million. This guidance includes approximately $14 million of expected stock-based compensation, $14 million of expected depreciation and amortization, and $4 million of expected net interest expense. Net income attributable to common stockholders will include the value of dividends on our convertible preferred stock, which we expect to pay in shares of our common stock.

Conference Call
Redfin will webcast a conference call to discuss the results at 1:30 p.m. Pacific Time today. The webcast will be open to the public at http://investors.redfin.com. The webcast will remain available on the investor relations website for at least three months following the conference call.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including our future operating results, as described under Business Outlook, and the anticipated benefits from our improved software. We believe our expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our annual report for the year ended December 31, 2020, as supplemented by our quarterly report for the quarter ended June 30, 2021, both of which are available on our Investor Relations website at http://investors.redfin.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

About Redfin
Redfin (www.redfin.com) is a technology-powered real estate company. We help people find a place to live with brokerage, instant home-buying (iBuying), rentals, lending, title insurance, and renovations services. We sell homes for more money and charge half the fee. We also run the country's #1 real-estate brokerage site. Our home-buying customers see homes first with on-demand tours, and our lending and title services help them close quickly. Customers selling a home can take an instant cash offer from Redfin or have our renovations crew fix up their home to sell for top dollar. Our rentals business empowers millions nationwide to find apartments and houses for rent. Since launching in 2006, we've saved customers more than $1 billion in commissions. We serve more than 100 markets across the U.S. and Canada and employ over 6,000 people.

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Contacts

Investor Relations
Meg Nunnally, 206-576-8610
ir@redfin.com

Public Relations
Mariam Sughayer, 206-876-1322
press@redfin.com

Redfin Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share amounts, unaudited)

	June 30, 2021	December 31, 2020

Assets
Current assets
Cash and cash equivalents	$735,387	$925,276
Restricted cash	52,295	20,544
Short-term investments	29,605	131,561
Accounts receivable, net of allowances for credit losses of $204 and $160	84,757	54,719
Inventory	249,003	49,158
Loans held for sale	51,643	42,539
Prepaid expenses	18,028	12,131
Other current assets	7,152	4,898
Total current assets	1,227,870	1,240,826
Property and equipment, net	53,907	43,988
Right-of-use assets, net	58,144	44,149
Long-term investments	36,085	11,922
Goodwill	407,228	9,186
Intangibles, net	203,782	1,830
Other assets, noncurrent	14,059	8,619
Total assets	$2,001,075	$1,360,520
Liabilities, mezzanine equity, and stockholders' equity
Current liabilities
Accounts payable	$26,095	$5,644
Accrued liabilities	102,345	69,460
Other payables	17,367	13,184
Warehouse credit facilities	46,425	39,029
Secured revolving credit facility	123,770	23,949
Convertible senior notes, net	23,428	22,482
Lease liabilities	14,633	11,973
Total current liabilities	354,063	185,721
Lease liabilities and deposits, noncurrent	60,958	49,339
Convertible senior notes, net, noncurrent	1,211,517	488,268
Payroll tax liabilities, noncurrent	7,841	6,812
Deferred tax liabilities	1,254	—
Total liabilities	1,635,633	730,140
Series A convertible preferred stock—par value $0.001 per share; 10,000,000 shares authorized; 40,000 shares issued and outstanding	39,846	39,823
Stockholders’ equity
Common stock—par value $0.001 per share; 500,000,000 shares authorized; 104,838,095 and 103,000,594 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	105	103
Additional paid-in capital	651,627	860,556
Accumulated other comprehensive income	77	211
Accumulated deficit	(326,213)	(270,313)
Total stockholders’ equity	325,596	590,557
Total liabilities, mezzanine equity, and stockholders’ equity	$2,001,075	$1,360,520

Redfin Corporation and Subsidiaries
Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue
Service	$298,870	$141,135	$474,463	$252,613
Product	172,445	72,530	265,171	152,047
Total revenue	471,315	213,665	739,634	404,660
Cost of revenue(1)
Service	177,762	93,891	312,613	192,259
Product	167,417	73,735	258,527	153,483
Total cost of revenue	345,179	167,626	571,140	345,742
Gross profit	126,136	46,039	168,494	58,918
Operating expenses
Technology and development(1)	41,488	17,961	69,166	38,235
Marketing(1)	55,398	9,482	67,200	35,190
General and administrative(1)	59,567	23,022	96,957	47,349
Total operating expenses	156,453	50,465	233,323	120,774
Loss from operations	(30,317)	(4,426)	(64,829)	(61,856)
Interest income	135	437	293	1,540
Interest expense	(2,813)	(2,665)	(4,151)	(5,109)
Income tax benefit	5,052	—	5,052	—
Other income (expense), net	65	43	(27)	(1,303)
Net loss	$(27,878)	$(6,611)	$(63,662)	$(66,728)
Dividends on convertible preferred stock	(1,877.865)	(1,284)	(4,213.733)	(1,284)
Net loss attributable to common stock—basic and diluted	$(29,756)	$(7,895)	$(67,876)	$(68,012)
Net loss per share attributable to common stock—basic and diluted	$(0.29)	$(0.08)	$(0.65)	$(0.71)
Weighted average shares to compute net loss per share attributable to common stock—basic and diluted	104,391,337	98,785,318	103,912,212	96,114,012

Net Loss	$(27,878)	$(6,611)	$(63,662)	$(66,728)
Other comprehensive income (loss)
Foreign currency translation adjustments	$0.246	$3	$(0.414)	$(22)
Unrealized gain (loss) on available-for-sale debt securities	84	(137)	134	421
Comprehensive loss	$(27,794)	$(6,745)	$(63,528)	$(66,329)

(1) Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cost of revenue	$3,758	$1,769	$6,736	$3,407
Technology and development	5,771	3,124	11,532	6,772
Marketing	535	352	1,078	727
General and administrative	3,679	1,960	6,981	3,510
Total	$13,743	$7,205	$26,327	$14,416

Redfin Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Six Months Ended June 30,
	2021	2020
Operating Activities
Net loss	$(63,662)	$(66,728)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	18,018	6,865
Stock-based compensation	26,327	14,416
Amortization of debt discount and issuance costs	2,203	3,477
Non-cash lease expense	5,448	4,522
Impairment costs	—	1,420
Net loss (gain) on IRLCs, forward sales commitments, and loans held for sale	238	(1,928)
Other	169	(218)
Change in assets and liabilities:
Accounts receivable, net	(22,312)	(14,959)
Inventory	(199,845)	65,153
Prepaid expenses and other assets	(7,137)	6,827
Accounts payable	15,766	1,040
Accrued liabilities, other payables, deferred tax liabilities, and payroll tax liabilities, noncurrent	26,915	13,819
Lease liabilities	(6,144)	(5,481)
Origination of loans held for sale	(488,274)	(294,076)
Proceeds from sale of loans originated as held for sale	478,652	274,595
Net cash (used in) provided by operating activities	(213,638)	8,744
Investing activities
Purchases of property and equipment	(13,580)	(6,072)
Purchases of investments	(104,877)	(88,724)
Sales of investments	89,536	3,183
Maturities of investments	92,843	40,351
Cash paid for acquisition	(608,000)	—
Net cash used in investing activities	(544,078)	(51,262)
Financing activities
Proceeds from the issuance of convertible preferred stock, net of issuance costs	—	39,801
Proceeds from the issuance of common stock, net of issuance costs	—	69,701
Proceeds from the issuance of common stock pursuant to employee equity plans	12,496	11,052
Tax payments related to net share settlements on restricted stock units	(16,530)	(6,065)
Borrowings from warehouse credit facilities	464,250	290,891
Repayments to warehouse credit facilities	(456,854)	(271,627)
Borrowings from secured revolving credit facility	230,608	39,587
Repayments to secured revolving credit facility	(130,788)	(36,816)
Proceeds from issuance of convertible senior notes, net of issuance costs	561,529	—
Purchases of capped calls related to convertible senior notes	(62,647)	—
Payments for repurchases and conversions of convertible senior notes	(1,925)	—
Other payables—deposits held in escrow	97	19,056
Principal payments under finance lease obligations	(353)	(30)
Cash paid for secured revolving credit facility issuance costs	(305)	(4)
Net cash provided by financing activities	599,578	155,546
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	—	(22)
Net change in cash, cash equivalents, and restricted cash	(158,138)	113,006
Cash, cash equivalents, and restricted cash:
Beginning of period	945,820	247,448
End of period	787,682	360,454

Redfin Corporation and Subsidiaries
Supplemental Financial Information and Business Metrics
(unaudited)

	Three Months Ended
	Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sep. 30 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019
Monthly average visitors (in thousands)	48,437	46,202	44,135	49,258	42,537	35,519	30,595	35,633	36,557
Real estate services transactions
Brokerage	21,006	14,317	16,951	18,980	13,828	10,751	13,122	16,098	15,580
Partner	4,597	3,944	4,940	5,180	2,691	2,479	2,958	3,499	3,357
Total	25,603	18,261	21,891	24,160	16,519	13,230	16,080	19,597	18,937
Real estate services revenue per transaction
Brokerage	$11,307	$10,927	$10,751	$10,241	$9,296	$9,520	$9,425	$9,075	$9,332
Partner	3,195	3,084	3,123	2,988	2,417	2,535	2,369	2,295	2,218
Aggregate	9,850	9,233	9,030	8,686	8,175	8,211	8,127	7,865	8,071
Aggregate home value of real estate services transactions (in millions)	$14,612	$9,621	$11,478	$12,207	$7,576	$6,098	$7,588	$9,157	$8,986
U.S. market share by value	1.18%	1.16%	1.04%	1.04%	0.94%	0.92%	0.95%	0.96%	0.94%
Revenue from top-10 Redfin markets as a percentage of real estate services revenue	64%	62%	63%	63%	63%	61%	62%	63%	64%
Average number of lead agents	2,456	2,277	1,981	1,820	1,399	1,826	1,526	1,579	1,603
RedfinNow homes sold	292	171	83	37	162	171	212	168	80
Revenue per RedfinNow home sold	$570,930	$525,173	$471,551	$504,583	$444,690	$461,916	$466,939	$476,770	$498,083

Redfin Corporation and Subsidiaries
Supplemental Financial Information
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Real estate services (brokerage)	$237,511	$128,543	$393,957	$230,894
Real estate services (partner)	14,688	6,506	26,851	12,791
Properties revenue	172,445	72,184	265,171	151,282
Rentals revenue	42,548	—	42,548	—
Other revenue	8,521	7,246	17,878	11,496
Intercompany elimination	(4,398)	(814)	(6,771)	(1,803)
Total revenue	$471,315	$213,665	$739,634	$404,660

Cost of revenue
Real estate services	$164,125	$88,799	$292,342	$182,361
Properties	167,420	73,348	258,551	152,647
Rentals	7,570	—	7,570	—
Other	10,462	6,293	19,448	12,537
Intercompany elimination	(4,398)	(814)	(6,771)	(1,803)
Total cost of revenue	$345,179	$167,626	$571,140	$345,742

Gross profit
Real estate services	$88,074	$46,250	$128,466	$61,324
Properties	5,025	(1,164)	6,620	(1,365)
Rentals	34,978	—	34,978	—
Other	(1,941)	953	(1,570)	(1,041)
Total gross profit	$126,136	$46,039	$168,494	$58,918

Gross margin (percentage of revenue)
Real estate services	34.9%	34.2%	30.5%	25.2%
Properties	2.9	(1.6)	2.5	(0.9)
Rentals	82.2	—	82.2	—
Other	(22.8)	13.2	(8.8)	(9.1)
Total gross margin	26.8	21.5	22.8	14.6